Exhibit 10.37

OPTION AGREEMENT

This Option Agreement, dated                         , 2006, is between 3200 Walnut LL, LLC, a Delaware limited liability company (“Seller”) and Array BioPharma Inc., a Delaware corporation (“Optionee”).

RECITALS

A.                                   Seller owns certain real property that is described in Exhibit A attached hereto and made a part hereof (the “Property”).

B.                                     Optionee desires to acquire an option to purchase the Property from Seller, and Seller desires to grant Optionee such option, in accordance with the terms and conditions set forth herein.

AGREEMENT

In consideration of the foregoing, and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Optionee hereby agree as follows:

1.                                       Grant of Option.  Seller hereby grants to Optionee an exclusive option to purchase the Property (the “Option”) on the terms and subject to the conditions set forth in the Purchase and Sale Agreement that is attached hereto as Exhibit B and made a part hereof (the “PSA”).

a.                                       Option Payment.  As consideration for the Option, Optionee shall pay to Seller $1,000.00 in immediately available funds (the “Option Payment”).  The Option Payment shall be fully earned on the execution hereof and shall be non-refundable and shall be applied to the purchase price of the Property as set forth in the PSA.

b.                                      Term of Option.  The term of the Option (the “Option Period”) shall commence on the date hereof and shall expire on July 7, 2006.

c.                                       Exercise of Option.  Optionee may elect to exercise the Option at any time during the Option Period by delivering to Seller the executed PSA.

d.                                      Assignment.  Optionee shall not assign, transfer or convey its interest in the Option or this Option Agreement without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion; provided, however, that Optionee may, upon prior written notice to Seller, assign this Option Agreement to BioMed Realty, L.P., on condition that, at least two (2) business days prior to such assignment, Optionee shall deliver to Seller drafts of the assignment and assumption document for Seller’s reasonable approval.

2.                                       Notices.  All notices shall be in writing sent by either (i) nationally recognized overnight courier, (ii) certified mail, postage prepaid, return receipt requested, or (iii) facsimile; addressed as set forth below, or to such other place as either party may designate by notice:

1

to Optionee at:                                                                 Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attn:  Michael Carruthers, CFO

Facsimile No.: (303) 381-6652

with a copy to:                                                                 Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attn:  General Counsel

Facsimile No.: (303) 386-1290

to Seller at:                                                                                   3200 WALNUT LL, LLC

c/o Investcorp Properties Limited

280 Park Avenue, 36th Floor

New York, NY 10017

Attn:  John Fraser

Facsimile No.:  (212) 983-7073

with a copy to:                                                                 Jacobs Chase Frick Kleinkopf & Kelley, LLC

1050 17th Street

Suite 1500

Denver, CO 80265

Attn:  Jill K. Rood, Esq.

Facsimile No.: (303) 685-4869

Notice shall be deemed received as follows:  if given by facsimile, then upon receipt so long as the sending facsimile machine electronically confirms receipt and a paper copy thereof is sent the same day by regular mail; if given by overnight courier, then the business day after delivery to the overnight courier; and if given by certified mail, then the third business day (excluding the day of mailing) after mailing, provided that no notice of either party’s change of address shall be effective until 15 days after the addressee’s actual receipt thereof.

3.                                       No Recording.  This Option Agreement shall not be recorded and any recording hereof shall cause this Option Agreement to be null and void.

2

IN WITNESS WHEREOF, Seller and Optionee have executed this Option Agreement as of                           , 2006.

SELLER:

3200 WALNUT LL, LLC, a Delaware limited liability company

By:
Name:
Title:

OPTIONEE:

ARRAY BIOPHARMA INC., a Delaware corporation

By:
Name:
Title:

3

EXHIBIT A

The Property

Lot 1, Synergen Subdivision Filing No. 3, County of Boulder, State of Colorado.

A-1

EXHIBIT B

PURCHASE AND SALE AGREEMENT

between

3200 WALNUT LL, LLC, as Seller

and

                                           , as Buyer

Dated                                            , 2006

TABLE OF CONTENTS

ARTICLE 1 - PURCHASE AND SALE		1
1.1	Purchase and Sale	1
1.2	Description of Property	1
ARTICLE 2 - PURCHASE PRICE AND PAYMENT		2
2.1	Purchase Price	2
2.2	Payment of Purchase Price	2
ARTICLE 3 - BUYER’S DUE DILIGENCE		2
3.1	Seller’s Deliveries	2
3.2	Buyer’s Duty to Investigate	4
3.3	Tenant Estoppels	7
3.4	Ongoing Operations	7
ARTICLE 4 - CLOSING		8
4.1	Manner of Closing; Closing Date	8
4.2	Inspection Deadline	8
4.3	Documents to Be Deposited into Escrow by Seller	8
4.4	Funds and Documents to Be Deposited into Escrow by Buyer	8
4.5	Buyer’s Closing Conditions	9
4.6	Seller’s Closing Conditions	9
4.7	Closing Costs	10
4.8	Prorations	11
ARTICLE 5 – INTENTIONALLY OMITTED		11
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES		11
6.1	Seller’s Warranties	11
6.2	Buyer’s Warranties	12
ARTICLE 7 - BROKERAGE COMMISSIONS		13
ARTICLE 8 - RISK OF LOSS		13
8.1	Major Damage	13
8.2	Lesser Damage	14
ARTICLE 9 - BREACH		14
9.1	Liquidated Damages	14
9.2	Buyer’s Pre-Closing-Remedies	15
9.3	Post-Closing Remedies	15
ARTICLE 10 - GENERAL PROVISIONS		15
10.1	Assignment	15
10.2	Notices	15
10.3	Claims	16
10.4	Attorneys’ Fees	16
10.5	Time of the Essence	16
10.6	No Rights or Obligations to Third Parties	16
10.7	Review by Counsel	17
10.8	Effectiveness of Agreement; Facsimile and Counterpart Signatures	17
10.9	No Recording	17
10.10	Business Day	17
10.11	Miscellaneous	17
10.12	Press Release	17
10.13	Public Company Requirements	18

i

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is entered into as of                       , 2006 (“Execution Date”), between 3200 WALNUT LL, LLC, a Delaware limited liability company (“Seller”) and                                       , a                                           (“Buyer’’).

In consideration of the mutual covenants and conditions herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

1. - PURCHASE AND SALE

1.1                                 Purchase and Sale.

At Closing (as defined in Section 4.1), Seller shall sell the Property (as defined in Section 1.2) to Buyer and Buyer shall purchase the Property from Seller, on the terms and conditions of this Agreement.

1.2                                 Description of Property.

The “Property” shall consist of all of the following:

a.                                       That certain parcel of land described in Exhibit A attached hereto (“Land”), together with all of the improvements and fixtures on the Land, exclusive of improvements and fixtures owned by tenants under the Leases, if any, including, without limitation, four (4) buildings containing approximately 143,900 rentable square feet (collectively, the “Building”), and all privileges and easements appurtenant to and for the benefit of the Land, if any;

b.                                      Seller’s interest in and to all assignable contracts, including any parking agreements, utility contracts, equipment leases and maintenance contracts, relating to operation and maintenance of the Building, including without limitation, the contracts listed in Exhibit B attached hereto (“Contracts”);

c.                                       Seller’s interest in all assignable governmental permits, licenses, certificates and authorizations relating to the use or operation of the Land (“Permits”);

d.                                      Seller’s interest under those leases and/or license agreements affecting the Property, including without limitation, those listed in Exhibit C attached hereto, together with all rent, income and all proceeds arising therefrom and security and other deposits made by the tenants thereunder (“Leases”);

e.                                       Seller’s interest, if any, in and to all tangible personal property now or hereafter located on the Land, including without limitation: equipment; machinery; furniture; art work; furnishings; office equipment and supplies, excluding cash and deposits, bonds or other security (“Tangible Personal Property”); and

f.                                         Seller’s interest, if any, in and to all intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Land (to the extent assignable); the plans and specifications for the Building (to the extent assignable); warranties, indemnities, applications, governmental permits, approvals, certificates and licenses (to the extent applicable in any way to the Land or the Tangible Personal Property and assignable); and insurance proceeds and condemnation awards or claims thereto to the extent required to be assigned to Buyer hereunder, excluding computer software and all confidential and proprietary information and intellectual property of Seller (“Intangible Personal Property”).

ARTICLE 2 - PURCHASE PRICE AND PAYMENT

2.1                                 Purchase Price.

Buyer shall pay as the purchase price for the Property the sum of Twenty-Eight Million Five Hundred Thousand Dollars ($28,500,000) (“Purchase Price”).

2.2                                 Payment of Purchase Price.

The Purchase Price shall be paid as follows:

a.                                       Within two (2) business days after Buyer’s execution of this Agreement, Buyer shall deliver to the Title Company (as defined in Section 3.1) Two Hundred Fifty Thousand Dollars ($250,000) (together with interest, “Deposit”) to be held in an interest-bearing escrow account (“Escrow’’).  The Deposit shall be non-refundable, except as otherwise expressly provided herein, and shall be credited to the Purchase Price at Closing.

b.                                      At Closing, Buyer shall pay to Seller the balance of the Purchase Price, subject to adjustment for the Deposit.

ARTICLE 3 - BUYER’S DUE DILIGENCE

3.1                                 Seller’s Deliveries.

a.                                       Seller shall order, cause to be delivered to Buyer, and/or make available to Buyer at Seller’s property management offices, within ten (10) days following the Execution Date (collectively, “Seller’s Deliveries”) (i) a current preliminary title report (“Preliminary Report”) issued by Land America Title Insurance (“Title Company”) committing to insure merchantable title in Buyer pursuant to an ALTA 1992 form owner’s title insurance policy, together with copies of all title exception documents in the Preliminary Report and a tax certificate; (ii) a copy of each of the Contracts and Leases,; and (iii) to the extent the following are in Seller’s or its property manager’s possession and control: (A) a copy of each environmental assessment report, study or survey or any material document, notice or correspondence directly concerning the environmental condition of the Property, (B) rent rolls, operating statements, tax statements, property management records and maintenance records for the three (3) years immediately preceding this Agreement, (C) plans and specifications relating to the original development of the Property, (D) copies of any material documents or materials relating to any litigation, investigation, condemnation or proceeding of any kind pending or threatened against the Property; and (E) a copy of the existing survey of the Land (“Existing Survey”).  At Buyer’s request, Seller shall order an update to the Existing Survey or a new survey (“Updated Survey”).  Seller shall request that the standard, preprinted exceptions be deleted from the Title Policy and shall provide such affidavits and other documentation as may be reasonably requested by the Title Company to delete such exceptions, subject to Seller’s reasonable approval of same.

b.                                      On or before the date that is five (5) days following Buyer’s receipt of the Preliminary Title Report, copies of all title exception documents in the Preliminary Report, and (if applicable the Updated Survey, and in any event on or before the Inspection Deadline (“Title Objection Date “), Buyer shall give Seller written notice of any exceptions reflected in the Preliminary Report (“Title Exceptions”) and/or any matters shown on the Existing Survey (or, if applicable, the Updated Survey) (“Survey Matters”) that are objectionable to Buyer, in its sole and absolute direction (collectively, “Title Objections”).  Within three (3) business days after receiving Buyer’s notice of Title Objections, Seller may notify Buyer in writing whether Seller, in its sole discretion, will cause, on or before the Closing Date, the removal or other resolution of any Title Exception or Survey Matter constituting a Title Objection; if Seller fails to provide timely notice to Buyer, Seller shall be deemed to have elected not to cure such Title Objection.  If Seller elects not to remove or otherwise resolve a Title Objection or fails to provide timely notice thereof to Buyer, Buyer may terminate this Agreement by delivering written notice to Seller within two (2) days after receiving Seller’s notice electing not to remove or resolve a Title Objection (or failing to receive Seller’s timely notice), whereupon the parties’ respective obligations under this Agreement shall terminate (excluding those which expressly survive Closing) and Buyer shall receive a refund of the Deposit.  If Buyer fails to timely provide such notice, Buyer’s Title Objections shall be deemed waived by Buyer.  Notwithstanding the foregoing, Seller agrees to remove all Title Objections consisting of liens or encumbrances that secure obligations for Seller’s borrowed money and any exceptions or encumbrances to title that are created by or through Seller after the Execution Date.  Seller may “remove” a Title Objection by causing the Title Company to provide, at Seller’s expense, affirmative insurance under the Title Policy against loss arising from the same in form reasonably acceptable to Buyer.

c.                                       If, subsequent to the expiration of the Title Objection Date and prior to Closing, Buyer notifies Seller of the existence of any encumbrance, encroachment, defect in or other matter materially and adversely affecting title which does not appear on the Preliminary Report, but is disclosed in an update of such report (a “Subsequent Defect”), Seller will use such efforts and will expend such amount as it may, in its sole judgment, deem appropriate to remove or cure such Subsequent Defect of title prior to Closing.  Seller will have no obligation, however, to cure any Subsequent Defect; provided, however, that, in accordance with the foregoing subsection (b), Seller shall continue to be obligated to remove all liens or encumbrances that secure obligations for Seller’s borrowed money and any exceptions or encumbrances to title that are created by or through Seller after the Execution Date.  If Seller does not or is unable to so remove or cure all Subsequent Defects prior to Closing, Buyer may (i) waive all such uncured Subsequent Defects and accept such title as Seller is able to convey as of Closing without an abatement of the Purchase Price; or (ii) terminate this Agreement, whereupon the parties’ respective obligations under this Agreement shall terminate (excluding those which expressly survive Closing) and Buyer shall receive a refund of the Deposit.  Notice by Buyer to Seller of any Subsequent Defect must be given to Seller within two (2) business days of the receipt by Buyer of the updated Title Report that discloses the same.  Buyer’s failure to give Seller notice of any such Subsequent Defect within such period shall constitute Buyer’s waiver of such Subsequent Defect, and such Subsequent Defect shall become a Permitted Exception.

d.                                      Those Title Exceptions and/or Survey Matters to which Buyer does not object or with respect to which Buyer has waived, or is deemed to have waived, any such objection, shall be “Permitted Exceptions.”  Permitted Exceptions shall also include all subsequent liens or encumbrances which Buyer shall accept or approve as provided in this Agreement, all existing Leases, real property taxes and assessments not yet due and payable, and all liens or encumbrances which are attributable to the acts or omissions of Amgen Inc. or Array BioPharma Inc., or persons claiming by, through or under either of them, including without limitation any mechanics’ or materialmen’s liens.

e.                                       Buyer shall have the right to request from the Title Company the Buyer’s Endorsements.  As used herein the term “Buyer’s Endorsements” shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located:  (1) owner’s comprehensive; (2) access; (3) survey (accuracy of survey); (4) location (survey legal matches title legal); (5) separate tax lot; (6) subdivision map act; (7) zoning 3.1, with parking and loading docks; (8) mechanic’s lien; (9) deletion of creditors’ rights exception; (10) endorsement over environmental protection liens; (11) utilities endorsement; and (12) such other endorsements as Buyer may require before the Title Objection Date based on its review of the Preliminary Report and Updated Survey.  Satisfaction of any requirements imposed by the Title Company in connection with the issuance of the Buyer’s endorsements shall be Buyer’s sole responsibility and shall not be a condition to or in any way delay the Closing.  Buyer shall be responsible for the cost of the Buyer’s Endorsements.

3.2                                 Buyer’s Duty to Investigate.

a.                                       In accordance with the terms and conditions of the Access and Due Diligence Agreement between Seller and Buyer, dated May 23, 2006, Buyer and its representatives shall have access to the Property for Buyer’s due diligence and inspections of the Property.  Such Access and Due Diligence Agreement is hereby incorporated by reference and made a part hereof.

b.                                      Buyer acknowledges that it has had or will have the opportunity to conduct whatever inspection and review of the Property that Buyer deems relevant to Buyer’s decision to purchase the Property, and agrees to purchase the Property AS-IS.  Accordingly:

(i)                                     BUYER HEREBY ACKNOWLEDGES AND AGREES THAT AS A MATERIAL INDUCEMENT TO SELLER TO EXECUTE AND ACCEPT THIS AGREEMENT AND IN CONSIDERATION OF THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. EXCEPT AS PROVIDED IN SECTION 6.1 HEREOF, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH

RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION:  (1) THE EXISTENCE OF HAZARDOUS MATERIALS UPON THE LAND OR ANY PORTION THEREOF; (2) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING; (3) WHETHER OR NOT AND THE EXTENT TO WHICH THE LAND OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (4) DRAINAGE; (5) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (6) USAGES OF ADJOINING PROPERTIES; (7) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE LAND OR ANY PART THEREOF INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THE IMPROVEMENTS COMPLY WITH THE REQUIREMENTS OF THE AMERICANS WITH DISABILITIES ACT AND RELATED REGULATIONS; (8) THE PRESENCE OF HAZARDOUS MATERIALS IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY; (9) THE SQUARE FOOTAGE OF THE LAND OR THE IMPROVEMENTS; (10) IMPROVEMENTS AND INFRASTRUCTURE, IF ANY; (11) DEVELOPMENT RIGHTS AND EXTRACTIONS; (12) WATER OR WATER RIGHTS; (13) THE DEVELOPMENT POTENTIAL FOR THE PROPERTY; (14) THE ABILITY OF BUYER TO REZONE THE PROPERTY OR CHANGE THE USE OF THE PROPERTY; (15) THE ABILITY OF BUYER TO ACQUIRE ADJACENT PROPERTIES; (16) THE EXISTENCE AND POSSIBLE LOCATION OF ANY UNDERGROUND UTILITIES; (17) THE EXISTENCE AND POSSIBLE LOCATION OF ANY ENCROACHMENTS; (18) WHETHER THE IMPROVEMENTS WERE BUILT, IN WHOLE OR IN PART, IN COMPLIANCE WITH APPLICABLE BUILDING CODES; (19) THE STATUS OF ANY LIFE-SAFETY SYSTEMS IN THE IMPROVEMENTS; (20) THE CHARACTER OF THE NEIGHBORHOOD IN WHICH THE LAND IS SITUATED; (21) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; OR (22) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE).

(ii)                                  BUYER ACKNOWLEDGES THAT AS OF THE EXPIRATION OF ITS INSPECTION RIGHTS, BUYER SHALL HAVE COMPLETED ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION FOR THE

PROPERTY AFFORDED BY BUYER’S TITLE POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS PROVIDED IN SECTION 6.1 AND EXCEPT AS PROVIDED IN THE DOCUMENTS DESCRIBED IN SECTION 4.3.  SELLER SHALL NOT BE LIABLE FOR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, EMPLOYEE, SERVANT OR OTHER PERSON ACTING ON SELLER’S BEHALF.

(iii)                               THE CLOSING OF THE PURCHASE OF THE PROPERTY BY BUYER HEREUNDER SHALL BE CONCLUSIVE EVIDENCE THAT:  (1) BUYER HAS FULLY AND COMPLETELY INSPECTED (OR HAS CAUSED TO BE FULLY AND COMPLETELY INSPECTED) THE PROPERTY; AND (2) BUYER ACCEPTS THE PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR BUYER’S PURPOSES.

c.                                       Except for Claims for Seller’s breach of representations and warranties of Seller provided in Section 6.1 below, or in the documents executed at the Closing, Buyer for itself and on behalf of each of its successors and assigns (collectively, the “Releasors”) by this general release of known and unknown Claims (this “Release”) hereby irrevocably and unconditionally releases and forever discharges Seller, 3200 Walnut, LLC,  and their respective members, managers, employees, agents and affiliates (collectively, the “Releasees”) and each of them, from and against any and all Claims of any kind or nature whatsoever, WHETHER KNOWN OR UNKNOWN, suspected or unsuspected, fixed or contingent, liquidated or unliquidated which any of the Releasors now have, own, hold or claim to have had, owned or held, against any of the Releasees arising from, based upon or related to, whether directly or indirectly, any facts, matters, circumstances, conditions or defects (whether patent or latent) of all or any kinds, related to, arising from, or based upon, whether directly or indirectly, the Property, including without limitation (i) the physical condition, quality and state of repair of the Property conveyed; (ii) any latent or patent defect affecting the Property conveyed, (iii) the presence of hazardous materials in, on, about or under the Property or which have migrated from adjacent lands to the Property or from the Property to adjacent lands, and (iv) any Claims arising out of alleged construction defects.  The foregoing Release shall be effective as of the Closing, and shall survive Closing.

Seller’s initials	Buyer’s initials

d.                                      On or before the Inspection Deadline, Buyer shall notify Seller as to which Contracts Buyer will assume and which Contracts shall be terminated by Seller in Buyer’s sole discretion.  Buyer will assume the obligations arising from and after the Closing Date under those Contracts which Buyer has elected to assume.  Seller shall terminate at Closing all Contracts that are not so assumed.  Seller shall terminate at Closing, and Buyer shall not assume, any property management or leasing agreement affecting the Property.

3.3                                 Tenant Estoppels.

a.                                       Seller shall endeavor to secure and deliver to Buyer estoppel certificates from tenants (and subtenants) under all Leases substantially in the form of Exhibit D attached hereto (collectively, the “Tenant Estoppels”).  Seller shall use commercially reasonable efforts to obtain the same, duly executed by the tenants (and any subtenants), and to deliver the same to Buyer prior to the Closing Date; provided, however, that the Tenant Estoppels shall not be a Buyer’s Closing Condition.

3.4                                 Ongoing Operations.

During the pendency of this Agreement:

a.                                       Seller shall cause the Property to be operated only in the ordinary and usual course of business and consistent with past practice, shall, subject to reasonable wear and tear, preserve intact the Property, preserve the good will and advantageous relationships of Seller with customers, suppliers, independent contractors, employees and other persons or entities material to the operation of its business, shall perform its obligations under Leases and Contracts and shall not take any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

b.                                      Seller shall continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

c.                                       Seller will not enter into or amend, terminate, waive any default under, or grant concessions regarding any contract or agreement that will be an obligation affecting the Property or binding on Buyer after the Closing without Buyer’s prior written consent in each instance; provided, however, that prior to the Inspection Deadline, Buyer’s consent shall not be unreasonably withheld, conditioned or delayed.

d.                                      Seller will not enter into any Lease, or amend, terminate, waive any default under, grant concessions regarding, or incur any obligation for leasing commissions or otherwise in connection with any Lease without Buyer’s prior written consent in each instance; provided, however, that prior to the Inspection Deadline, Buyer’s consent shall not be unreasonably withheld, conditioned or delayed.

e.                                       Seller will not remove any Tangible Personal Property (other than as is prudent in the ordinary course of operating the Property) unless it is replaced with a comparable item of equal quality and quantity as existed as of the time of such removal.

f.                                         Seller shall maintain in existence all licenses, permits and approvals, if any, that are in its name and necessary or reasonably appropriate to the ownership, operation or improvement of the Property.

ARTICLE 4 - CLOSING

4.1                                 Manner of Closing; Closing Date.

The consummation of the purchase and sale of the Property and the closing of the Escrow (“Closing”) will be administered by the Title Company and will occur by mail at the Title Company’s office.  The parties shall provide the Title Company with escrow instructions consistent with this Agreement.  The time and date of the Closing (“Closing Date”) shall be 2:00 p.m. EDST on July 7, 2006, or such earlier date as may be agreed to by the parties.  Seller shall have the right to adjourn the Closing Date for no more than thirty (30) business days if Seller elects to cure any Title Objection.

4.2                                 Inspection Deadline.

Buyer may terminate this Agreement by delivering written notice of Buyer’s objection to the Condition of the Property to Seller on or before 5:00 p.m. EDST on                              , 2006 (the “Inspection Deadline”), whereupon the parties’ respective obligations under this Agreement shall terminate (excluding those which expressly survive Closing) and Buyer shall receive a refund of the Deposit.  If Buyer fails to deliver such notice in accordance with this Section, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.2.

4.3                                 Documents to Be Deposited into Escrow by Seller.

On or before the Closing Date, Seller shall deposit into Escrow: (a) an executed and acknowledged special warranty deed conveying the Property to Buyer subject to the Permitted Exceptions; (b) two (2) executed copies of the Assignment and Assumption of Leases, Contracts and Intangible Personal Property in the form of Exhibit E attached hereto, assigning to Buyer all of Seller’s right, title and interest in and to the Leases, Permits, Contracts and Intangible Property; (c) two (2) executed copies of the Quitclaim Bill of Sale in the form of Exhibit F attached hereto, quitclaiming to Buyer all of Seller’s right, title and interest, if any, in and to the Tangible Personal Property; (d) an executed certificate of non-foreign person (“FIRPTA Certificate”); (e) such affidavits and agreements as the Title Company may request to issue the Title Policy and which are reasonably acceptable to Seller; (f) all original Leases and Contracts in Seller’s possession; (g) a lease termination agreement, terminating Seller’s lease with 3200 Walnut, LLC and a recordable form of termination for any recorded memorandum of such lease; and (h) such other documents as may be consistent with this Agreement and necessary or appropriate to effect the Closing.  The documents shall be in a form reasonably acceptable to Seller and Buyer.

4.4                                 Funds and Documents to Be Deposited into Escrow by Buyer.

Not later than 12:00 p.m. EDST on the Closing Date, Buyer shall deposit into Escrow (a) such funds (by wire transfer or other immediately available United States funds) as are necessary to complete payment of the Purchase Price, less the Deposit, in accordance with Section 2.2 of this Agreement and to pay Buyer’s portion of the Closing costs; (b) two (2) executed copies of the Assignment and Assumption of Leases, Contracts and Intangible Personal Property; (c) two (2) executed copies of the Quitclaim Bill of Sale; (d) such affidavits and agreements as the Title Company may request to issue the Title Policy and which are reasonably acceptable to Buyer; and (e) such other documents as may be consistent with this Agreement and necessary or appropriate to effect the Closing.  The documents shall be in a form reasonably acceptable to Seller and Buyer.

4.5                                 Buyer’s Closing Conditions.

Buyer’s obligation to purchase the Property is expressly conditioned on the fulfillment of each of the conditions precedent described below at or before the Closing (“Buyer’s Closing Conditions”):

a.                                       Seller’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date;

b.                                      As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries required to be made by Seller at Closing have been tendered;

c.                                       As of the Closing Date, Seller shall not be in default under any Lease or Contract;

d.                                      The Title Company shall be irrevocably and unconditionally committed to issue to Buyer, as of the Closing Date, subject only to payment of the premium therefor, an owner’s title insurance policy in the form and amount required under Section 3.1(a), subject only to the Permitted Exceptions (“Title Policy”); and

e.                                       No proceeding has been commenced against Seller under the federal Bankruptcy Code or any state law for relief of debtors.

4.6                                 Seller’s Closing Conditions.

Seller’s obligation to sell the Property is expressly conditioned upon the fulfillment of each of the conditions precedent described below at or before Closing (“Seller’s Closing Conditions”):

a.                                       Buyer’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date; and

b.                                      As of the Closing Date, Buyer shall have performed its obligations hereunder and all deliveries to be made by Buyer at Closing have been tendered, including the delivery through Escrow of the funds and documents specified in Section 4.4.

4.7                                 Closing Costs.

a.                                       Seller shall pay the costs and fees of any counsel representing Seller in connection with this transaction.  Seller shall also pay the following costs and expenses:

(i)                                     subject to subsection (v) hereof, the escrow fee, if any, which may be charged by the Title Company;

(ii)                                  subject to subsection (v) hereof, the excise, recording, deed, imposed transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property (excluding, however, any sales tax in respect of the Tangible Personal Property) under applicable state or local law, including, without limitation, any real estate excise tax;

(iii)                               subject to subsection (v) hereof, the amount of $20,834 to pay a portion of the owner’s title insurance premium for the Title Policy (without endorsements), and the cost of the Updated Survey; and

(iv)                              subject to subsection (v) hereof, recording fees to transfer title to Buyer.

(v)                                 Seller shall pay the costs, fees and expenses enumerated in subsections (i) through (iv) hereof only to the extent that they do not exceed $100,000 in the aggregate.

b.                                      Buyer shall pay the costs and fees of any counsel representing Buyer in connection with this transaction.  Buyer shall also pay the following costs and expenses:

(i)                                     subject to subsection (vii) hereof, the escrow fee, if any, which may be charged by the Title Company;

(ii)                                  subject to subsection (vii) hereof, the excise, recording, deed, imposed transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property (excluding, however, any sales tax in respect of the Tangible Personal Property) under applicable state or local law, including, without limitation, any real estate excise tax;

(iii)                               subject to subsection (vii) hereof, the cost of the Updated Survey;

(iv)                              subject to subsection (vii) hereof, recording fees to transfer title to Buyer;

(v)                                 all of the recording fees for Buyer’s financing documents; and

(vi)                              title insurance premiums for Buyer’s lender’s title insurance policy, including any endorsements thereto, and the cost of any Buyer’s Endorsements to the Title Policy, as well as any premiums for the Title Policy in excess of $20,834.

(vii)                           Buyer shall pay the costs, fees and expenses enumerated in subsections (i) through (iv) hereof only to the extent that they exceed $100,000 in the aggregate.

4.8                                 Prorations.

Buyer is currently responsible for payment of all taxes and costs of occupying and operating the Property pursuant to its sublease of the Property.  Accordingly, no prorations shall be made between Buyer and Seller with respect to the Closing, except that any rent collected by Seller for the month in which the Closing occurs shall be prorated as of the Closing Date based on the number of days in such month that the Property is owned by each party.

ARTICLE 5 – INTENTIONALLY OMITTED

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1                                 Seller’s Warranties.

Seller represents and warrants that:

a.                                       (i) Seller is duly organized, validly existing and in good standing under Delaware law; (ii) the persons executing this Agreement and any of the other documents executed and delivered on behalf of Seller are duly appointed and authorized by Seller to execute such documents; (iii) as of the date of this Agreement, Seller has not entered into, and has no actual knowledge of, any option, contract or other agreement with respect to a purchase or sale of all or any portion of the Property which remains in effect, except for Seller’s lease with 3200 Walnut, LLC which will be terminated at the Closing; and (iv) to Seller’s actual knowledge, no third party approval or consent is required for Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

b.                                      To Seller’s actual knowledge, there is not now pending or threatened any action, suit or proceeding before any court or governmental agency or body against Seller that would prevent Seller from performing its obligations hereunder or against or with respect to the Property.  To Seller’s actual knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property.  Seller has not received any written notice and has no actual knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

c.                                       To Seller’s actual knowledge, the list of Contracts to be delivered to Buyer pursuant to this Agreement is or will be true, correct, and complete as of the date of its delivery, and the documents constituting the Contracts that are delivered to Buyer are true, correct and complete copies of all of the Contracts affecting the Property.  Neither Seller nor, to Seller’s actual knowledge, any other party is in default under any Contract.

d.                                      To Seller’s actual knowledge, Seller has received no written notice that the Property or the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering the Property.  To Seller’s actual knowledge, Seller has not received any written notices of violations or alleged violations of any laws, rules, regulations or codes, including building codes, with respect to the Property which have not been corrected to the satisfaction of the issuer of the notice.

e.                                       Seller has no actual knowledge of, and has received no written notice of, any violation of Environmental Laws on the Property or the presence or release of Hazardous Materials on or from the Property in violation of Environmental Laws except as described in the environmental documents disclosed pursuant to Section 3.1(a).  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

f.                                         Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, and the Leases and Contracts, to Seller’s actual knowledge there are no contracts or agreements of any kind relating to the Property to which Seller is a party and that would be binding on Buyer after Closing.

g.                                      Seller is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3 101 of any such employee benefit plan or plans.

h.                                      The phrase, to Seller’s “actual knowledge”, in the foregoing representations and warranties shall be deemed to refer exclusively to matters within the current actual (as opposed to constructive) knowledge of John Fraser who is the Vice President of Seller and in charge of the Property for Seller, as of the date of this Agreement.  No duty of inquiry or investigation on the part of Seller shall be implied by the making of any representation or warranty which is so limited to matters within Seller’s actual knowledge.

6.2                                 Buyer’s Warranties.

Buyer represents and warrants that:

a.                                       (i) Buyer is duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization; (ii) the persons executing this Agreement and any of the other documents executed and delivered on behalf of Buyer are duly appointed and authorized by Buyer to execute such documents; and (iii) no third party approval or consent is required for Buyer to enter into this Agreement or to consummate the transactions contemplated hereby.

b.                                      To Buyer’s actual knowledge, there is not now pending or threatened any action, suit or proceeding before any court or governmental agency or body against Buyer that would prevent Buyer from performing its obligations hereunder or against or with respect to the Property.

c.                                       No duty of inquiry or investigation on the part of Buyer shall be implied by the making of any representation or warranty which is so limited to matters within Buyer’s actual knowledge.

ARTICLE 7 - BROKERAGE COMMISSIONS

Seller represents and warrants to Buyer that it has not negotiated or dealt with any real estate broker, salesperson or agent in connection with the making of this Agreement or the transaction contemplated hereby, or incurred any liability for the payment of any brokerage fee, commission or compensation to any such broker, salesperson or agent, other than Cushman & Wakefield of Colorado, Inc. (“Cushman”).  Buyer represents and warrants to Seller that it has not negotiated or dealt with any real estate broker, salesperson or agent in connection with the making of this Agreement or the transaction contemplated hereby, or incurred any liability for the payment of any brokerage fee, commission or compensation to any such broker, salesperson or agent.  Seller shall be responsible for payment of all brokerage fees payable to such brokers pursuant to its agreement with Cushman.  Subject to a separate agreement between Cushman and CRESA Partners, Cushman shall pay CRESA Partners any brokerage fee that may be due in connection with the closing of this transaction.  In no event shall CRESA Partners be entitled to a brokerage fee with respect to both this Agreement and the Absolute Triple Net Lease between 3200 Walnut, LLC and Array BioPharma Inc.  Buyer shall defend, indemnify, and hold Seller harmless from any and all other Claims asserted by any broker as a result of Buyer’s actions regarding the Property (other than any Claim by Cushman.)  Seller shall defend, indemnify, and hold Buyer harmless from and against any and all Claims asserted by any broker as a result of Seller’s actions regarding the sale of the Property.  These indemnities shall survive the Closing or the termination of this Agreement.

ARTICLE 8 - RISK OF LOSS

8.1                                 Major Damage.

If, before the Closing Date, the Property, or any part thereof, is destroyed or suffers damage which is estimated (by an independent contractor selected by Seller and reasonably acceptable to Buyer) to cost more than $1,000,000 to repair, and if such damage is not due to gross negligence of Buyer, or if condemnation proceedings are commenced against any portion of the Property which materially and adversely affect access, reduce parking or take any part of the Building or other permanent improvements located on the Property, Buyer shall have the right to terminate this Agreement by giving written notice to Seller within five (5) business days after receiving written notice of such damage, destruction or condemnation proceedings (but in any event before the Closing Date), whereupon the parties’ respective obligations under this Agreement shall terminate (excluding those which expressly survive Closing) and Buyer shall receive a refund of the Deposit.  If Buyer does not so terminate this Agreement, Buyer shall accept the Property in its then condition and proceed with the purchase without reducing the Purchase Price, and at Closing Seller shall assign to Buyer all insurance proceeds or condemnation awards payable to Seller by reason of such damage, destruction or condemnation, less any amounts applied to the loss, and credit to Buyer the amount of the deductible under the applicable insurance.

8.2                                 Lesser Damage.

In the event of damage to the Property which is estimated (by an independent contractor selected by Seller and reasonably acceptable to Buyer) to cost less than $1,000,000  to repair, or if condemnation proceedings are commenced only against a portion of the Property which does not materially and adversely affect access, reduce parking or take any part of the Building or other permanent improvements located on the Property, Buyer shall accept the Property in its then condition and proceed with the purchase without reducing the Purchase Price and at Closing Seller shall assign to Buyer all insurance proceeds or condemnation awards payable to Seller by reason of such damage or destruction or condemnation, less any amounts applied to the loss, and credit to Buyer the amount of the deductible under the applicable insurance.

ARTICLE 9 - BREACH

9.1                                 Liquidated Damages.

If Buyer materially breaches this Agreement, Buyer shall be responsible for all cancellation charges required to be paid to Title Company, and this Agreement and the rights and obligations of the parties shall terminate (except as provided herein with respect to obligations which are intended to survive termination of this Agreement).

IF THIS AGREEMENT TERMINATES PURSUANT TO THIS SECTION, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES AS SELLER’S EXCLUSIVE REMEDY FOR BUYER’S BREACH OF THE OBLIGATION TO PURCHASE THE PROPERTY, WHICH SUM SHALL BE PRESUMED TO BE THE AMOUNT OF ACTUAL DAMAGES SUSTAINED BY SELLER BY REASON OF BUYER’S BREACH.  BUYER AND SELLER AGREE THAT, DUE TO THE NATURE OF THE TRANSACTION, IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SELLER WOULD SUSTAIN SHOULD BUYER BREACH ITS OBLIGATION TO PURCHASE THE PROPERTY.  BUYER AND SELLER AGREE THAT LIQUIDATED DAMAGES ARE APPROPRIATE FOR THIS TRANSACTION AND AGREE THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES SELLER WOULD SUSTAIN BY VIRTUE OF BUYER’S FAILURE TO PERFORM ITS OBLIGATION TO PURCHASE THE PROPERTY.  NOTWITHSTANDING THE FOREGOING, THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES AND DOES NOT WAIVE OR AFFECT SELLER’S REMEDIES WITH RESPECT TO BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.

9.2                                 Buyer’s Pre-Closing-Remedies.

If Seller materially breaches this Agreement, then Buyer shall be entitled to (a) terminate this Agreement, whereupon the parties’ respective obligations under this Agreement shall terminate (excluding those which expressly survive Closing) and Buyer shall receive a refund of the Deposit, or (b) seek specific performance or, if specific performance is unavailable, then actual (as opposed to consequential, incidental or special) damages.

9.3                                 Post-Closing Remedies.

If, after the Closing, Seller or Buyer fails to perform its respective obligations that expressly survive the Closing, then Seller or Buyer, as the case may be, may exercise any remedies available to it at law or in equity, including specific performance or actual (as opposed to consequential, incidental or special) damages.  In such event, the liquidated damages provision contained in Section 9.1 shall not apply.

ARTICLE 10 - GENERAL PROVISIONS.

10.1                           Assignment.

Buyer shall not assign, transfer or convey its interest in this Agreement without Seller’s prior written consent, which may be withheld in its sole and absolute discretion; provided that, if Buyer is Array BioPharma Inc., Buyer may, upon written notice to Seller, assign this Agreement to BioMed Realty, L.P. on condition that BioMed Realty, L.P. shall assume all of Buyer’s liabilities and obligations under this Agreement.  In addition, Buyer may, after a minimum of three (3) business days’ prior written notice to Seller, assign this Agreement to an affiliate of Buyer (including, without limitation, if Buyer is BioMed Realty, L.P., BMR – 3200 Walnut Street LLC) on conditions that such assignee shall assume all of Buyer’s liabilities and obligations under this Agreement and that such assignment shall not be effective until the Closing Date.

10.2                           Notices.

All written notices and demands which either party may give the other may be given by hand delivery, registered or certified mail, facsimile, or by a delivery service guaranteeing overnight delivery to a party at the address below or as may be changed upon written notice to the other party.

To Seller:                                                                                            3200 Walnut LL, LLC

c/o Investcorp International, Inc.

280 Park Avenue, 36th Floor

New York, NY 10017

Fax:  212-983-7073

Attn:  John Fraser

with a copy to:                                                                 Jill K. Rood, Esq.

Jacobs Chase Frick Kleinkopf & Kelley, LLC

1050 17th Street, Suite 1500

Denver, CO 80233

Fax:  303-685-4869

To Buyer:

with a copy to:

Notices shall be deemed received as follows:  if hand delivered, then upon delivery; if given by fax, then upon receipt so long as the sending fax electronically confirms receipt (and a hard copy thereof is sent promptly by regular mail); if given by overnight courier, then the business day after delivery to the overnight courier; and if given by certified mail, then the third business day (excluding the day of mailing) after mailing.

10.3                           Claims.

The term “Claims” shall mean all claims, demands, damages, losses, judgments, liabilities, causes of actions, suits, fines, penalties, costs, fees and expenses, including, without limitation, fees, costs and expenses of attorneys, consultants and other experts.

10.4                           Attorneys’ Fees.

The prevailing party in any action or proceeding brought by either party against the other under this Agreement shall be entitled to recover such court costs, costs and fees of the attorneys, experts and consultants in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court may adjudge reasonable.

10.5                           Time of the Essence.

Time is of the essence in this Agreement as to each provision in which time is an element of performance.

10.6                           No Rights or Obligations to Third Parties.

Except as otherwise expressly provided in this Agreement, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties, to any person or entity other than Seller and Buyer.

10.7                           Review by Counsel.

Each party and its counsel have reviewed and approved this Agreement and any ambiguities shall not be resolved against the drafting party.

10.8                           Effectiveness of Agreement; Facsimile and Counterpart Signatures.

This Agreement shall not be effective and shall not be binding on Buyer and Seller unless and until fully executed by Buyer and Seller.  Facsimile signature to this Agreement shall be deemed originals for all purposes.  This Agreement may be executed in counterparts, each of which shall be deemed an original and, taken together, shall be deemed to be a full and complete contract between the parties constituting a single document.

10.9                           No Recording.

Seller and Buyer agree that neither party shall record a memorandum of this Agreement.  If Buyer breaches this provision, Seller shall have the right to terminate this Agreement and record a notice of termination.

10.10                     Business Day.

In the event that any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

10.11                     Miscellaneous.

This is the entire agreement between the parties regarding the sale of the Property.  This Agreement shall be governed by the laws of the State of Colorado.  If any provision of this Agreement is invalid or unenforceable, the remaining provisions shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  The terms of this Agreement may not be modified or amended except by an instrument in writing executed by Seller and Buyer.  The waiver or failure by either to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision of this Agreement.  All exhibits attached to this Agreement are an integral part of this Agreement and are incorporated into this Agreement by reference.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and Seller’s successors and assigns.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

10.12                     Press Release.

Until the Closing, neither Seller nor Buyer will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party except those disclosures that are required by law, including the

Securities Act of 1933, or contractual obligation (in which case notice shall be timely provided to the other party of such requirement and disclosure).  The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, or from making disclosures in the ordinary course of its due diligence inspections and contacts with third parties related thereto.  Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws.  The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

10.13                     Public Company Requirements.

Upon Buyer’s request, for a period of two (2) years after Closing, Seller shall make any books and records of the Property remaining in possession of Seller available to Buyer for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense.  Seller shall provide Buyer, but without third-party expense to Seller, with copies of, or access to, such factual information in connection with this Agreement and/or the Property as may be reasonably requested by Buyer, and in the possession or control of Seller, to enable Buyer to comply with applicable filing requirements of the Securities and Exchange Commission.  Buyer or its designated independent or other accountants may audit the operating statements of the Property, and Seller shall supply such documentation in its possession or control as Buyer or its accountants may reasonably request in order to complete such audit and shall provide to Buyer’s auditors a representation letter from Seller or its representative reasonably satisfactory to Seller and to Buyer’s auditors in connection with such audit.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Execution Date.

SELLER:

3200 WALNUT LL, LLC, a Delaware limited liability company

	By:	QOL INDEPENDENT CORP.,
Managing Member

By:
Name:
Title:

BUYER:

,
a

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

Lot 1, Synergen Subdivision Filing No. 3, County of Boulder, State of Colorado.

A-1

EXHIBIT B

CONTRACTS

None.

B-1

EXHIBIT C

LEASES

Lease, between Boulder Headquarters LLC and Amgen Inc., dated May 13, 1999 (as amended to date)

Absolute Triple Net Lease, between Seller and Array BioPharma Inc., dated                                        , 2006

C-1

EXHIBIT D

TENANT ESTOPPEL

ESTOPPEL CERTIFICATE

To Purchaser:	Landlord

Its affiliates successors and/or assigns	Its affiliates successors and/or assigns

As an inducement for                                     (“Purchaser”) to acquire the Premises (as hereinafter defined),                                     the undersigned hereby acknowledges that:

1.             The undersigned is the tenant (“Tenant”) of the building known as                                     in Boulder, Colorado (the “Premises”), under a certain lease from                                     (“Landlord”), dated as of                                    , as amended by                                    , dated as of                                     (as amended, the “Lease”), which provides for an Initial Monthly Rent as set forth in the Lease (“Initial Monthly Rent”).

(a)           The Initial Monthly Rent under the Lease provides for annual increases as set forth in the Lease.  No rent has been prepaid more than thirty (30) days in advance and the rent has been paid through                                    .

(b)           The commencement date of the Lease is                                    , and the primary Lease term expires                                    , unless sooner terminated in accordance with the terms of the Lease.

(c)           Except as set forth in the Lease, if any, Tenant has no options to renew the term of the Lease.  Tenant has not exercised any of the options except as follows:  None.  Except as set forth in this Lease and the                                    , if any, Tenant has no other option or right to renew or extend the Lease or to lease the Premises, no right to cancel the Lease (other than by reason of default by Landlord), and no right to expand the Premises.

(d)           Except as set forth in the Lease, if any, the Lease does not contain and Tenant has no outstanding options or rights of first refusal to purchase any part of the Premises.

2.             Tenant has entered and accepted the possession of the Premises, is currently doing business in a portion thereof and commenced payment in full of rent under the Lease.  To Tenant’s actual knowledge, the Premises is in compliance with the Lease.

3.             Tenant has paid a security deposit of $                        to Landlord.  No other security deposit has been deposited with Landlord other than as set forth herein.

4.             The Lease sets forth the entire agreement between Landlord and the undersigned, is presently in full force and effect in accordance with its terms, and has not, in any way, been assigned or sublet except as set forth below, nor amended or modified except as referred to in Section 1 above, and there are no other agreements with Landlord or any master landlord with regard to the Premises other than the Lease and                                    .  Tenant has sublet

portions of the Premises to                                     pursuant to a Lease dated                                    , as amended by                                         dated                                    .

5.             Except as set forth in the Lease, if any, Tenant is not entitled to any rent concessions, free rent, allowances or other similar compensation relating to the Premises.  To Tenant’s actual knowledge, as of this date, all improvements to the Premises required to be made by Landlord under the Lease, if any, have been completed to the satisfaction of Tenant, all cash allowances, if any, due Tenant for the leasing and initial construction of the Premises have been paid in accordance with the Lease, and Landlord has no obligation to assume Tenant’s liabilities under leases of other premises (whether within the building, on the Premises or elsewhere), except as follows:  None.

6.             To Tenant’s actual knowledge, of this date, there exists no default or other grounds by either party to the Lease, nor has Tenant asserted any claims, counterclaims, defenses or rights of setoffs, or for ceasing or reducing the payment of rentals, or for cancellation or termination of the Lease, nor any state of facts which, with the giving of notice, the passage of time, or both, would constitute a default under the Lease.

7.             To Tenant’s actual knowledge, all leasing brokerage commissions or similar compensation due and payable with respect to the Lease have been paid and no person has made any claim for any such leasing brokerage commissions or similar compensation.

8.             There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

9.             The individual executing this Estoppel Certificate on behalf of Tenant represents and warrants that (s)he has the power and authority to execute this Estoppel Certificate on behalf of Tenant.

TENANT:

,
a

By:
Its:

Dated:	, 2006

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES,

CONTRACTS AND INTANGIBLE PERSONAL PROPERTY

ASSIGNMENT AND ASSUMPTION OF LEASES,

CONTRACTS AND INTANGIBLE PERSONAL PROPERTY

FOR AND IN CONSIDERATION of the sum of Ten and No/100ths Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 3200 WALNUT LL, LLC, a Delaware limited liability company (“Assignor”), hereby sells, assigns, transfers and sets over unto                                            , a                                                (“Assignee”) the leases, contracts and intangible personal property described on Exhibit A attached hereto (the “Assigned Property”), affecting the real estate legally described on Exhibit B attached hereto.

Assignee does hereby accept the foregoing assignment, and agrees to assume and perform the obligations of Assignor under and relating to the Assigned Property, but only to the extent such obligations first arise and accrue on or after the date hereof.

Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations of the landlord under any of the Leases and relating to periods prior to the date hereof.

Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations of the landlord under any of the Leases and relating to periods on or after the date hereof.

This Assignment and Assumption of Leases, Contracts and Intangible Personal Property shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

This Assignment and Assumption of Leases, Contracts and Intangible Personal Property may be executed in counterparts, and as so executed shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases, Contracts and Intangible Personal Property as of the        day of                  , 2006.

ASSIGNOR:

3200 WALNUT LL, LLC, a Delaware limited liability company

	By:	QOL INDEPENDENT CORP.,
Managing Member

By:
Name:
Title:

ASSIGNEE:

a,

By:
Name:
Title:

EXHIBIT A

Leases, Contracts and Intangible Personal Property

Leases:

Lease, between Boulder Headquarters LLC and Amgen Inc., dated May 13, 1999 (as amended to date)

Absolute Triple Net Lease, between Seller and Array BioPharma Inc., dated                                       , 2006

Contracts:

None.

Intangible Personal Property:

Assignor’s interest, if any, in and to all intangible personal property now used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the real estate described on Exhibit B (to the extent assignable) (the “Real Estate”); the plans and specifications for the buildings located on the Real Estate  (to the extent assignable); warranties, indemnities, applications, governmental permits, approvals, certificates and licenses (to the extent applicable in any way to the Real Estate and assignable); excluding computer software and all confidential and proprietary information and intellectual property of Assignor.

EXHIBIT B

Legal Description

Lot 1, Synergen Subdivision Filing No. 3, County of Boulder, State of Colorado.

EXHIBIT F

QUITCLAIM BILL OF SALE

QUITCLAIM BILL OF SALE

FOR VALUE RECEIVED, 3200 WALNUT LL, LLC, a Delaware limited liability company whose address is c/o Investcorp International, Inc., 280 Park Avenue, 36th Floor, New York, NY 10017 (“Grantor”) does hereby remise, release, sell, transfer and quitclaim to                                                   a,                                                   whose address is                                                                                                    (“Grantee”) the right, title and interest Grantor now has in and to the tangible personal property (collectively, the “Personal Property”) located at or in the real property described on Exhibit A attached hereto and made a part hereof.

This Quitclaim Bill of Sale is made without any warranties, representations or covenants, either express or implied.

THE PERSONAL PROPERTY IS SOLD “AS-IS”, “WHERE-IS”, AND EXCEPT AS SPECIFIED IN THE PRECEDING PARAGRAPH, GRANTOR DISCLAIMS MAKING, AND GRANTEE BY ACCEPTING THIS BILL OF SALE, ACKNOWLEDGES THAT IT HAS NOT RELIED ON AND WAIVES, AND THAT THIS BILL OF SALE EXCLUDES, ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OF THE PERSONAL PROPERTY.

DATED this                        day of                              , 2006.

GRANTOR:

3200 WALNUT LL, LLC, a Delaware limited liability company

By:	QOL INDEPENDENT CORP.,
Managing Member

By:
Name:
Title:

Exhibit A

Real Property

Lot 1, Synergen Subdivision Filing No. 3, County of Boulder, State of Colorado.